Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Duke Mountain Resources, Inc. (the "Company") on Form 10-Q/A for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Julienne Cowie, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 20th day of December , 2019.

/s/Julienne Cowie
       Julienne Cowie
       Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duke Mountain Resources, Inc., and will be retained by Duke Mountain Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.